                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
      [ ]     Preliminary Proxy Statement
      [ ]     Confidential, for Use of the Commission only (as permitted by
              Rule 14a-6(e)(2))
      [x]     Definitive Proxy Statement
      [ ]     Definitive Additional Materials
      [ ]     Soliciting Materials Pursuant to sec. 240.14a-11(c) or sec.
              240.14a-12

                           Range Resources Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [x]     No fee required.
      [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11.
              1) Title of each class of securities to which transaction applies:
              ------------------------------------------------------------------
              2) Aggregate number of securities to which transaction applies:
              ------------------------------------------------------------------
              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              ------------------------------------------------------------------
              4) Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------
              5) Total fee paid:
              ------------------------------------------------------------------
      [ ]     Fee paid previously with preliminary materials.
      [ ]     Check box if any part of the filing fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
              1) Amount previously paid:
              ------------------------------------------------------------------
              2) Form, Schedule or Registration Statement No.:
              ------------------------------------------------------------------
              3) Filing Party:
              ------------------------------------------------------------------
              4) Date Filed:
              ------------------------------------------------------------------

                                                               [GRAPHIC OMITTED]

                                                                 RANGE RESOURCES


April 17, 2002




Dear Fellow Stockholders:


     On behalf of the Board of Directors, I am pleased to invite you to attend our 2002 Annual Meeting. The meeting will be held at the Company's offices at 777 Main Street, Suite 800, in Fort Worth, Texas on Thursday, May 23rd at 9:00 a.m. Central time. The matters to be addressed are outlined in the enclosed Notice of Annual Meeting and more fully described in the Proxy Statement. Following the meeting, we plan to present a brief overview of the Company's recent results and ongoing projects. Company officers and representatives of our auditors will be present to respond to questions. Our 2001 Annual Report is also enclosed for your review.

     MacKenzie Partners, Inc. has been retained to assist the Company in the soliciting process. If you have any questions regarding the meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500. Whether or not you expect to attend the meeting, it is important that your shares are voted. Please sign and return the enclosed proxy card at your earliest convenience to ensure that you will be represented. You may revoke your proxy at the meeting and vote your shares in person if you wish. In any case, your vote is important regardless of the number of shares you own. Our thanks in advance for your prompt response.


                                                    Sincerely yours,




                                                    John H. Pinkerton
                                                    President

                           RANGE RESOURCES CORPORATION
                           777 Main Street, Suite 800
                             Fort Worth, Texas 76102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be held May 23, 2002

To the Stockholders of Range Resources Corporation:

     The 2002 Annual Meeting of Stockholders (the "Meeting") of Range Resources Corporation, a Delaware corporation (the "Company"), will be held at 777 Main Street, Suite 800 in Fort Worth, Texas on Thursday, May 23rd at 9:00 a.m. Central time. The purposes of the Meeting are:

     1.  To elect a board of eight Directors, each for a one-year term;

     2. To consider and vote on a proposal to (a) amend the 1999 Stock Option Plan increasing the number of shares of Common Stock authorized to be issued from 3,400,000 to 6,000,000 and (b) solely for the purpose of
         Section 162(m) of the Internal Revenue Code, setting the limit for the number of awards granted to one individual from 250,000 during a calendar year to 500,000; and

     3. To transact such other business as may arise which can properly be conducted at the Meeting or any adjournment.

     This notice is being sent to holders of Common Stock of record at the close of business on April 5, 2002. Each holder has the right to vote at the Meeting or any adjournment or postponement. "Voting Rights" are described in more detail in the attached Proxy Statement. The list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose relevant to the Meeting during normal business hours for ten days prior to the Meeting at the Company's offices. The list will also be available during the Meeting for inspection by stockholders.

     Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. You may revoke your proxy at any time prior to its exercise. If present at the Meeting, you may withdraw your proxy and vote in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Rodney L. Waller
                                              Secretary


April 17, 2002
Fort Worth, Texas

                           RANGE RESOURCES CORPORATION


                                 PROXY STATEMENT



                         Annual Meeting Of Stockholders
                                  May 23, 2002



                                  INTRODUCTION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Range Resources Corporation, a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held Thursday, May 23, 2002 at 9:00 a.m. Central time, at the Company's offices at 777 Main Street, Suite 800, Fort Worth, Texas 76102. The items to be considered are summarized in the Notice of Annual Meeting of Stockholders (the "Notice") and more fully described in this Proxy Statement. This Proxy Statement and the proxy form were first mailed on or about April 17, 2002, to all holders of record of the Company's Common Stock, $.01 par value (the "Common Stock") on April 5, 2002 (collectively the "Stockholders"). Shares of the Common Stock represented by proxies will be voted as described below or as specified by each Stockholder. Any proxy given by a Stockholder may be revoked at any time prior to the voting by delivering a written notice to the Secretary of the Company, by executing and delivering a subsequently dated proxy or by attending the Meeting, withdrawing the proxy and voting in person.

     The persons named as proxies are John H. Pinkerton and Rodney L. Waller, President and Secretary of the Company, respectively. The cost of preparing and mailing this Proxy Statement and any other related material will be paid by the Company. The Company has retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in the solicitation. For these services, we will pay MacKenzie Partners a fee of $5,000 and reimburse it for certain out-of-pocket expenses. In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company may solicit proxies personally. The Company will request brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock and will reimburse them for their expenses.


                                  VOTING RIGHTS

Voting Stock and Record Date

     Only Stockholders of record for the Common Stock at the close of business on April 5, 2002 will be entitled to vote at the Meeting. On April 5, 2002, 53,672,044 shares of Common Stock were outstanding with each share entitling the holder to one vote on each matter. Shareholders of Common Stock are not entitled to cumulative voting rights.

Quorum and Adjournments

     The presence, in person or by proxy, of Stockholders holding a majority of the votes eligible to be cast is necessary to constitute a quorum at the Meeting. If a quorum is not present, the Stockholders entitled to vote who are present at the Meeting have the power to adjourn the Meeting, without notice other than an announcement at the Meeting, until a quorum is present. At an adjourned meeting when a quorum is present in person or by proxy, any business may be transacted that might have been acted on at the original Meeting.

Votes Required

     Assuming a quorum is present in each case at the Meeting, the Stockholders will elect directors by a plurality of the eligible votes present or represented by proxy at the Meeting. As required by the 1999 Stock Option Plan, approval of Proposal 2 requires an affirmative vote of Stockholders holding a majority of the votes cast at the Meeting after considering any abstentions.

Broker Non-Votes and Abstentions

     Proposals 1 and 2 are considered discretionary items, so the Company does not anticipate that any broker non-votes will be recorded. Brokers who hold shares in street name for customers are required to vote as the beneficial owners instruct. A "broker non-vote" occurs when a broker does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. Brokers are not permitted to vote on non-discretionary items if they have not received instructions from the beneficial owners. Brokers are permitted to indicate a "broker non-vote" on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For Proposal 2, abstentions will be included in the number of shares voting. Abstentions will have the effect of voting against Proposal 2.

Default Voting

     A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted "FOR" all Proposals listed in the Notice and any other business that may properly come before the Meeting or any adjournment or postponement. If the Company proposes to adjourn the Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice and described in this Proxy Statement to be presented for consideration at the Meeting.


                  This Proxy Statement is dated April 17, 2002.

                               SECURITY OWNERSHIP

     The following table reflects the beneficial ownership of the Company's Common Stock based upon the 53,672,044 common shares outstanding as of April 5, 2002 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each Director and each of the five Named Executive Officers (as defined under "Executive Compensation - Summary Compensation Table"), and (iii) all Directors and executive officers as a group. The business address of each individual listed below is: c/o Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102.

                                                       Common Stock
                                           -----------------------------------
                                             Number of Shares        Percent
Owner                                       Beneficially Owned       of Class
----------------------------------------   --------------------     ----------
Thomas J. Edelman                            1,930,431  (1)           3.6%
John H. Pinkerton                              543,376  (2)           1.0%
Robert E. Aikman                               151,566  (3)            *
Anthony V. Dub                                 176,297  (4)            *
V. Richard Eales                                38,000  (5)            *
Allen Finkelson                                 86,319  (6)            *
Jonathan S. Linker                                  -   (7)            *
Alexander P. Lynch                              77,000  (8)            *
Terry W. Carter                                 84,621  (9)            *
Herbert A. Newhouse                            209,287 (10)            *
Rodney L. Waller                               218,648 (11)            *
All Directors and executive
  officers as a group (13 individuals)       3,736,554 (12)           6.9%

Cannell Capital LLC                          4,079,300 (13)           7.6%
  150 California Street, Fifth Floor
  San Francisco, California 94111

Strong Capital Management, Inc.              4,029,460 (14)           7.5%
  100 Heritage Reserve
  Menomonee Falls, Wisconsin 53051

Putnam Investments, LLC.                     3,699,689 (15)           6.9%
  One Post Office Square
  Boston, Massachusetts 02109

Franklin Resources Inc.                      3,490,279 (16)           6.1%
  One Franklin Parkway
  San Mateo, California 94403

Dimensional Fund Advisors Inc.               3,445,691 (17)           6.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

    *  Less than one percent

----------------

(1)      Includes 99,375 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 610,636 shares held in IRA and KEOGH accounts; 577,726 shares held in the Company's deferred compensation plan; 74,116 shares owned by Mr. Edelman's spouse; and 112,550 shares owned by his minor children to which Mr. Edelman disclaims beneficial ownership.
(2)      Includes 99,375 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 121,199 shares held in an IRA account; 183,001 shares held in the Company's deferred compensation plan; 4,772 shares owned by Mr. Pinkerton's minor children; and 3,499 shares owned by Mr. Pinkerton's spouse, to which Mr. Pinkerton disclaims beneficial ownership.

(3)      Includes 6,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 14,500 shares owned by Mr. Aikman's family trust; and 14,366 shares owned by Mr. Aikman's spouse, to which Mr. Aikman disclaims beneficial ownership.
(4)      Includes 6,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 20,297 shares held in the Company's deferred compensation plan.
(5)      Includes 2,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
(6)      Includes 6,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 25,319 shares held in the Company's deferred compensation plan.
(7)      Mr. Linker is a nominee for election to the Board of Directors at the
               2002 Annual Meeting.
(8)      Includes 2,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
(9)      Includes 27,500 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 10,000 shares held in an IRA account; and 47,121 shares held in the Company's deferred compensation plan.
(10)     Includes 133,017 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 23,898 shares held in the Company's deferred compensation plan.
(11)     Includes 52,500 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 35,000 shares in an IRA account; 99,365 shares held in the Company's deferred compensation plan; and 1,146 shares owned by Mr. Waller's minor children, to which Mr. Waller disclaims beneficial ownership.
(12)     Includes 498,143 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 1,036,171 shares held in the Company's deferred compensation plan.
(13)     Based on Schedule 13G filed with the Securities and Exchange Commission dated February 14, 2002.
(14)     Based on Schedule 13G filed with the Securities and Exchange Commission dated February 13, 2002.
(15)     Based on Schedule 13G filed with the Securities and Exchange Commission dated February 5, 2002.
(16)     Based on Schedule 13G filed with the Securities and Exchange Commission dated February 1, 2002. Reflects the number of common shares if the holder converted its 1,640,400 shares of the Company's convertible 5 3/4% Trust Preferred.
(17)     Based on Schedule 13G filed with the Securities and Exchange Commission dated January 30, 2002.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

Nomination and Election of Directors

     The Board of Directors has nominated Messrs. Robert E. Aikman, Anthony V. Dub, V. Richard Eales, Thomas J. Edelman, Allen Finkelson, Alexander P. Lynch, and John H. Pinkerton (all of whom are currently members of the Board of Directors) and Mr. Jonathan S. Linker to serve as Directors of the Company for terms of one year expiring at the 2003 Annual Meeting of Stockholders or until their successors have been elected and qualified. Mr. James E. McCormick has elected to retire from the Board for personal reasons effective with the 2002 Annual Meeting. At that time, he will be designated a Director Emeritus. While Mr. McCormick will no longer be a voting member of the Board, he will be invited to attend Board meetings and will serve as a consultant to the Board and the Company.

     Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board of Directors may recommend. Management does not presently contemplate that any of the nominees will become unavailable for election for any reason.

     The Board of Directors recommends a vote FOR the election of each of the nominees.


Information Concerning Nominees

     The following table sets forth the names of the nominees and certain information with regard to each nominee.

                                     Held
       Name               Age     Office Since       Position
       ----               ---     ------------       --------
Robert E. Aikman          70          1990           Director
Anthony V. Dub            52          1995           Director
V. Richard Eales          66          2001           Director
Thomas J. Edelman         51          1988           Chairman and Chairman of the Board
Allen Finkelson           55          1994           Director
Jonathan S. Linker        53          2002           Director
Alexander P. Lynch        49          2000           Director
John H. Pinkerton         48          1988           President and Director


     Robert E. Aikman became a Director in 1990. Mr. Aikman has more than 40 years experience in petroleum and natural gas exploration and production throughout the United States and Canada. From 1984 to 1994 he was Chairman of the Board of Energy Resources Corporation. From 1979 through 1984, he was the President and principal shareholder of Aikman Petroleum, Inc. From 1971 to 1977, he was President of Dorchester Exploration Inc. and from 1971 to 1980, he was a director and a member of the Executive Committee of Dorchester Gas Corporation. Currently, Mr. Aikman is Chairman of WhamTech, Inc., and President of The Hawthorne Company, an entity that organizes joint ventures and provides advisory services for the acquisition of oil and gas properties, including the financial restructuring, reorganization and sale of companies. In addition, Mr. Aikman is a director of the Panhandle Producers and Royalty Owners Association and a member of the Independent Petroleum Association of America and American Association of Professional Landmen. Mr. Aikman graduated from the University of Oklahoma in 1952.

     Anthony V. Dub became a Director in 1995. Mr. Dub is Chairman of Indigo Capital, LLC, a financial advisory firm based in New York City. Prior to forming Indigo Capital in 1997, he served as an officer of Credit Suisse First Boston, an investment banking firm. Mr. Dub joined Credit Suisse First Boston in 1971 and was named a Managing Director in 1981. Mr. Dub received his Bachelor of Arts Degree from Princeton University in 1971.

     V. Richard Eales became a Director in 2001. Mr. Eales has over 35 years of experience in the energy, high technology and financial industries. He is currently a financial consultant serving energy and information technology businesses. Mr. Eales was employed by Union Pacific Resources Group Inc. from 1991 to 1999 serving as Executive Vice President from 1995 through 1999. Prior to 1991, Mr. Eales served in various financial capacities with Butcher & Singer and Janney Montgomery Scott, investment banking firms, as CFO of Novell, Inc., a technology company, and in the treasury department of Mobil Oil Corporation. Mr. Eales received a Bachelor of Chemical Engineering from Cornell University and a Masters in Business Administration from Stanford University.

     Thomas J. Edelman, Chairman and Chairman of the Board of Directors, assumed these positions in 1988. From 1981 to 1997, Mr. Edelman served as a director and President of Snyder Oil Corporation ("SOCO"), a publicly traded independent oil company. In 1996, Mr. Edelman became Chairman and Chief Executive Officer of Patina Oil & Gas Corporation. Prior to 1981, Mr. Edelman was a Vice President of The First Boston Corporation. From 1975 through 1980, Mr. Edelman was with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received a Bachelor of Arts Degree from Princeton University and a Masters Degree in Finance from Harvard University's Graduate School of Business Administration. Mr. Edelman serves as Chairman of Bear Cub Investments, LLC, a privately held marketer of natural gas liquids and other petroleum products, and as a director of Star Gas Partners, L.P., a publicly-traded master limited partnership that distributes fuel oil and propane.

     Allen Finkelson became a Director in 1994. Mr. Finkelson has been a partner at Cravath, Swaine & Moore since 1977, with the exception of the period 1983 through 1985, when he was a Managing Director of Lehman Brothers Kuhn Loeb Incorporated. Mr. Finkelson joined Cravath, Swaine & Moore in 1971. Mr. Finkelson received a Bachelor of Arts Degree from St. Lawrence University and a Doctor of Laws Degree from Columbia University School of Law.

     Jonathan S. Linker is a nominee for election to the Board at the 2002 Annual Meeting. Mr. Linker served as a Director of the Company from August 1998 until October 2000. He has been active in the energy business since 1972. Mr. Linker began working with First Reserve Corporation, the largest private equity firm investing exclusively in energy, in 1988 and was a Managing Director of the firm from 1996 until July 2001. He is currently a consultant to First Reserve. Mr. Linker has been President and a director of IDC Energy Corporation since 1987, a director and officer of Sunset Production Corporation since 1991 serving currently as Chairman, and Manager of Shelby Resources Inc., all small, privately-owned exploration and production companies. He is a director of First Wave Marine, Inc., a non-listed company providing shipyard and related services in the Houston-Galveston area. Mr. Linker received a Bachelor of Arts degree in Geology from Amherst College, a Master Degree in Geology from Harvard University and a Master of Business Administration degree from the Harvard Business School.

     Alexander P. Lynch became a Director in 2000. Mr. Lynch currently serves as Managing Director of J.P. Morgan, a subsidiary of J.P. MorganChase & Co., and Director of Patina Oil & Gas Corporation. Until its merger into J.P. MorganChase, Mr. Lynch was a General Partner of The Beacon Group. Previously, he was Co-President and Chief Executive Officer of The Bridgeford Group, a financial advisory firm that was acquired by Beacon in 1997. Prior to 1991, Mr. Lynch served as a Managing Director with Lehman Brothers, a division of Shearson Lehman Brothers, Inc. Mr. Lynch received a Bachelor of Arts degree from the University of Pennsylvania and a Masters Degree from the University of Pennsylvania's Wharton School of Business.

     John H. Pinkerton, President and a Director, became a Director in 1988. He joined the Company and was appointed President in 1990. Previously, Mr. Pinkerton was Senior Vice President-Acquisitions of SOCO. Prior to joining SOCO in 1980, Mr. Pinkerton was with Arthur Andersen. Mr. Pinkerton received his Bachelor of Arts Degree in Business Administration from Texas Christian University and a Master of Arts Degree in Business Administration from the University of Texas. Mr. Pinkerton is a director of Venus Exploration, Inc., a publicly traded exploration and production company in which Range owned approximately an 18% interest at December 31, 2001.


Information Concerning the Board and Board Committees

     During 2001, the Board met four times and acted seven times by unanimous written consent. Each Director participated in at least 75% of the meetings of the Board and committees on which they served, except that Messrs. Lynch and McCormick were unable to attend two Board meetings and two Compensation Committee meetings. In addition, management frequently confers informally with Directors.

     The committees of the Board, the current members and their primary functions are as follows:

     Audit Committee. The Audit Committee reviews the professional services provided by independent public accountants and the independence of such accountants from management. This Committee also reviews the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. Messrs. Aikman, Dub (Chairman), Eales and Lynch are the members of the Audit Committee. During 2001, the Audit Committee met twice.

     Compensation Committee. The Compensation Committee reviews and approves officers' salaries and administers the bonus, incentive compensation and stock option plans. The Committee advises and consults with management regarding benefits and significant compensation policies and practices. This Committee also considers nominations of candidates for officer positions. The members of the Compensation Committee are Messrs. Aikman (Chairman), Finkelson, Lynch and McCormick. During 2001, the Compensation Committee met five times and acted two times by written consent.

     Dividend Committee. The Dividend Committee is authorized and directed to approve the payment of dividends on all of the Company's securities at the same rates paid in the previous quarter or as the Board may direct. The members of the Dividend Committee are Messrs. Edelman (Chairman) and Pinkerton. During 2001, the Dividend Committee acted three times by written consent.

     Executive Committee. The Executive Committee reviews and authorizes actions required in the management of the business and affairs of the Company, which would otherwise be determined by the Board, when it is not practicable to convene the full Board. The members of the Executive Committee are Messrs. Edelman (Chairman), Finkelson and Pinkerton. The Executive Committee did not meet during 2001.

     Nomination Committee. The Nomination Committee develops and reviews background information for candidates for the Board of Directors and makes recommendations to the Board regarding such candidates. The members of the

Nomination Committee are Messrs. Aikman, Finkelson, Lynch (Chairman) and McCormick. The Nomination Committee was formed in May 2001 and did not meet during the year. The Nomination Committee is not obligated to consider nominations submitted from security holders.

     Outside Directors receive fees of $25,000 per annum, are granted 8,000 options per year to purchase Common Stock under the Outside Directors Stock Option Plan, are granted rights to purchase Common Stock under the 1997 Stock Purchase Plan, and are reimbursed for expenses in attending Board and committee meetings. The Directors receive no compensation for attending committee meetings. Directors who are officers of the Company are not paid for serving on the Board and committees.

                               EXECUTIVE OFFICERS

         Information regarding the executive officers of the Company as of April 5, 2002 is summarized below:

      Name                    Age     Officer Since       Position
      ----                    ---     -------------       --------
Thomas J. Edelman             51          1988            Chairman
John H. Pinkerton             48          1990            President
Terry W. Carter               49          2001            Executive Vice President - Exploration and Production
Eddie M. LeBlanc, III         53          2000            Senior Vice President and Chief Financial Officer
Herbert A. Newhouse           57          1998            Senior Vice President - Gulf Coast
Chad L. Stephens              47          1990            Senior Vice President - Southwest
Rodney L. Waller              52          1999            Senior Vice President and Secretary

     For biographical information with respect to Messrs. Edelman and Pinkerton, see "Election of Directors - Information Concerning Nominees" above.

     Terry W. Carter, Executive Vice President-Exploration and Production, joined the Company in January 2001. From 1999 to 2001, Mr. Carter provided consulting services to independent oil companies. From 1976 to 1999, Mr. Carter was employed by Oryx Energy Company, holding a variety of positions including Planning Manager, Development Manager and Manager of Drilling. Mr. Carter received a Bachelor of Science degree in Petroleum Engineering from Tulsa University.

     Eddie M. LeBlanc III, Senior Vice President and Chief Financial Officer, joined the Company in 2000. Previously, Mr. LeBlanc was a founder of Interstate Natural Gas Company, which merged into Coho Energy in 1994. At Coho, Mr. LeBlanc served as Senior Vice President and Chief Financial Officer. Mr. LeBlanc's twenty-six years of experience include assignments in the oil and gas subsidiaries of Celeron Corporation and Goodyear Tire and Rubber. Prior to his industry experience, Mr. LeBlanc was with a national accounting firm. Mr. LeBlanc is a certified public accountant, a chartered financial analyst, and received a Bachelor of Science degree from University of Southwestern Louisiana.

     Herbert A. Newhouse, Senior Vice President - Gulf Coast, joined the Company in 1998. Previously, Mr. Newhouse served as Executive Vice President of Domain Energy Corporation. Prior to joining Domain, Mr. Newhouse was with Tenneco for over 17 years. He has over 30 years of operational and managerial experience in oil and gas exploration and production. Mr. Newhouse received a Bachelor of Science degree in Chemical Engineering from Ohio State University.

     Chad L. Stephens, Senior Vice President - Southwest, joined the Company in 1990. Previously, Mr. Stephens was with Duer Wagner & Co., an independent oil and gas producer, since 1988. Prior thereto, Mr. Stephens was an independent oil operator in Midland, Texas for four years. From 1979 to 1984, Mr. Stephens was with Cities Service Company and HNG Oil Company. Mr. Stephens received a Bachelor of Arts Degree in Finance and Land Management from the University of Texas.

     Rodney L. Waller, Senior Vice President and Secretary, joined the Company in 1999. Previously, Mr. Waller had been with Snyder Oil Corporation, now part of Devon Energy Corporation, since 1977, where he served as a Senior Vice President. Before joining SOCO, Mr. Waller was employed by Arthur Andersen. Mr. Waller is a certified public accountant and petroleum landman. He received a Bachelor of Arts degree from Harding University.

                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation awarded to, earned or paid by the Company to the Chairman of the Company and the four most highly compensated executive officers who were serving as executive officers at the end of the Company's last completed fiscal year for services rendered in all capacities during the years ended December 31, 2001, 2000 and 1999. In this Proxy Statement, these individuals are referred to as "Named Executive Officers."

                           Summary Compensation Table

                                                                                Long-term
                                               Annual Compensation            Compensation
                                          -----------------------------    ------------------
          Name and                                                            Stock Option          All Other
     Principal Position         Year        Salary ($)       Bonus ($)          Awards (#)     Compensation ($)(a)
-------------------------------------------------------------------------------------------------------------------
Thomas J. Edelman               2001        $ 347,519      $600,000 (b)           60,000           $ 120,465
Chairman                        2000          316,539       500,000 (c)           60,000              73,368
                                1999          260,000 (d)   145,313 (e)           72,500              67,122

John H. Pinkerton               2001          347,519       260,000               60,000              45,340
President                       2000          335,000       217,500 (f)           60,000              40,555
                                1999          335,000 (d)    50,000               72,500              32,357

Terry W. Carter  (g)            2001          207,693       150,000 (h)          110,000              48,275
Executive Vice President

Rodney L. Waller (i)            2001          163,875        70,000 (j)           30,000              54,560
Senior Vice President           2000          157,708       105,000 (k)           30,000              38,161
                                1999           60,508        40,000 (l)           60,000              19,235

Herbert A. Newhouse             2001          171,359        70,000 (m)           30,000              15,340
Senior Vice President           2000          164,738        78,300 (n)           30,000              15,040
                                1999          159,994        25,000               31,250              21,107


(a) Represents the Company's contribution to the 401(k) and deferred compensation plans along with the value, if any, attributable to participation in the Stock Purchase Plan.
(b) Bonus awarded in the form of 154,143 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction. The restricted stock will not vest until January 2, 2003.
(c) Bonus awarded in the form of 100,000 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction. The award delayed vesting until January 1, 2002.
(d) In 1999, Messrs. Edelman and Pinkerton elected to take $195,000 and $50,000, respectively, of their salaries in restricted Common Stock. The Company issued 133,333 shares to Mr. Edelman and 34,188 shares to Mr. Pinkerton. The number of shares issued was calculated by taking the salary foregone and dividing it by 60% of the stock's fair market value at the time of the election.
(e) Bonus awarded in the form of 100,000 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction.
(f) Bonus composed of $125,000 in cash and 18,500 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction. The restricted stock delayed vesting until January 1, 2002.
(g)      Mr. Carter joined the Company in January 2001.
(h) Bonus composed of $75,000 in cash and 22,573 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction. The restricted stock will not vest until January 2, 2003.
(i)      Mr. Waller joined the Company in August 1999.
(j) Bonus composed of $40,000 in cash and 9,029 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction. The restricted stock will not vest until January 2, 2003.
(k) Bonus composed of 21,000 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction of which 12,000 shares delayed vesting until January 1, 2002.

(l) Bonus composed of $20,000 in cash and 13,764 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction.
(m) Bonus composed of $40,000 in cash and 9,029 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction. The restricted stock will not vest until January 2, 2003.
(n) Bonus composed of $45,000 in cash and 6,660 shares of restricted Common Stock valued at 75% of the stock's fair market value at the time of the transaction. The restricted stock delayed vesting until January 1, 2002.


Stock Option Grants and Exercises

     The following table reflects the stock options granted to the Named Executive Officers for the year ended December 31, 2001. The stock options are granted at the market price of the Common Stock on the date of grant and vest 25% on each anniversary over four years. No stock appreciation rights have been granted.

                          Stock Options Granted in 2001

                                             Individual Grants
                         ----------------------------------------------------------      Potential Realizable Value
                             Number of       Percent of                                  at Assumed Annual Rates of
                             Securities     Total Options                                 Stock Price Appreciation
                             Underlying      Granted to                                     for Option Term (a)
                               Options      Employees in     Exercise    Expiration     ----------------------------
       Name                  Granted (#)     Fiscal Year       Price        Date               5%            10%
--------------------------------------------------------------------------------------------------------------------
Thomas J. Edelman              60,000            7.2%         $ 6.67       2/12/11          $ 251,684    $  637,816
John H. Pinkerton              60,000            7.2%           6.67       2/12/11            251,684       637,816
Terry W. Carter               110,000           13.2%           6.40       1/29/11            442,742     1,121,995
Rodney L. Waller               30,000            3.6%           6.67       2/12/11            125,842       318,908
Herbert A. Newhouse            30,000            3.6%           6.67       2/12/11            125,842       318,908

     (a) The Securities and Exchange Commission prescribes the annual rates of stock price appreciation used in showing the potential realizable value of stock option grants. Actual realized value of the options may be significantly greater or less than that assumed.

     The following table reflects the stock options exercised during 2001 and the stock options held by the Named Executive Officers as of December 31, 2001. The value of "in-the-money" options represents the spread between the exercise price of the stock options and the year-end Common Stock price of $4.55.


               Option Exercises in 2001 and Year-End Option Values

                                                                Number of Shares            Value of Unexercised
                                                         Underlying Unexercised Options    In-the-Money Options at
                             Shares                             at Year-End 2001                Year-End 2001
                          Acquired on       Value            (Unexercisable (U)/            (Unexercisable (U)/
          Name            Exercise (#)     Realized             Exercisable (E))               Exercisable(E))
------------------------------------------------------------------------------------------------------------------
Thomas J. Edelman               -0-        $    -0-                 141,250 U                  $  187,344  U
                                                                     51,250 E                     108,969  E

John H. Pinkerton               -0-             -0-                 141,250 U                     187,344  U
                                                                     51,250 E                     108,969  E

Terry W. Carter                 -0-             -0-                 110,000 U                          -0- U
                                                                        -0- E                          -0- E

Rodney L. Waller                -0-             -0-                  82,500 U                      58,781  U
                                                                     37,500 E                      19,594  E

Herbert A. Newhouse          68,329         443,038                  74,374 U                      88,857  U
                                                                    110,205 E                     124,152  E

Employment and Change in Control Agreements

     There are no employment agreements currently in effect between the Company and any Named Executive Officer. The Company has agreed to pay the Named Executive Officers the following salaries effective March 1, 2002: Thomas J. Edelman - $350,000, John H. Pinkerton - $350,000, Terry W. Carter - $240,000, Herbert A. Newhouse - $176,000 and Rodney L. Waller - $169,000.

     In 1997, the Board adopted a change in control plan pursuant to which officers and certain key employees (the "Management Group") may be entitled to receive certain payments and benefits if there is a change in control and a member of the Management Group is terminated or demoted. All other employees (the "Employee Group") may be entitled to receive more limited payments and benefits under similar conditions. Upon a change in control all non-vested securities automatically vest. If any person in the Management Group is (i) terminated within one year of a change in control or (ii) if their responsibilities or compensation is materially altered within one year of such change of control, they will receive a lump sum payment (the "Management Payment") equal to (i) their total annual salary and benefits, plus (ii) the average of their past two bonuses. If any person in the Employee Group is terminated within one year of a change in control, they will receive a lump sum payment (the "Employee Payment") equal to (i) six months of their total annual salary and benefits, plus (ii) one-half of the average of their past two bonuses. Except in the case of Messrs. LeBlanc and Waller, the amount of a Management Payment or an Employee Payment (collectively, the "Payment") is reduced if an employee has been with the Company for less than three years. An employee would receive one-third of the Payment if they have been employed by the Company for less than two years and two-thirds of the payment if they have been employed between two and three years.

     As a part of Mr. Carter's employment, the Board approved a modification to the existing change in control plan to provide that if a change in control occurred, Mr. Carter would be paid two times his annual salary and the average of his last two bonuses regardless of the length of employment.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board has responsibility for overseeing all compensation arrangements affecting executive officers. The Committee's duties include approving salaries, setting incentive compensation and bonus targets and administering all compensation plans.

General Compensation Philosophy

     The Compensation Committee believes that executive officers' ("Executives") salaries and overall compensation should be competitive with similar oil and gas companies after taking into account an Executive's performance. The Committee uses stock options and other equity-based incentives to help retain and motivate employees with the goal of improving long-term performance and aligning employee's interests with those of the stockholders.

Components of Compensation

     The key elements of Executive compensation are salary, bonus and stock options. In determining each component of compensation, the Compensation Committee considers an Executive's total compensation package, recommendations of the Chairman and President, and other objective and subjective criteria that the Committee deems appropriate.

Salaries

     The Compensation Committee reviews the salary of each Executive annually and makes adjustments when the Committee thinks they are appropriate. The Committee considers each Executive's responsibilities, specific experience and performance, compensation practices of similarly situated companies and the Executive's overall contribution to the Company.

Bonuses

     Executive bonuses are discretionary and based on each Executive's specific performance during the year taken in context of the Company's overall performance.

Stock Options

     The Board of Directors adopted the 1999 Stock Option Plan, which was approved by the Stockholders at the 1999 Annual Meeting (the "Stock Option Plan"). The Stock Option Plan replaced the 1989 Stock Option Plan, which expired in March 1999. Employees and Directors may receive awards under the Stock Option Plan. The Compensation Committee uses the Stock Option Plan to help attract, motivate and retain personnel and to reward them for contributions to the Company. The Compensation Committee administers the Stock Option Plan in full compliance with Rule 16b-(3) under the Securities Exchange Act of 1934. The Compensation Committee determines the incentive awards granted to each participant and the terms, conditions and limitations applicable to each award.

Section 162 of the Internal Revenue Code

     The Company's attempts to take all proper tax deductions while maintaining the ability to pay compensation which is deemed to be in the Company's interest, but which may not be deductible. Section 162 of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount of compensation paid to its officers unless the compensation is performance based.

Compensation of the Chairman and the President

     The Compensation Committee considered the Company's overall performance as well as the individual contributions of the Chairman and President in determining their 2001 bonuses and reviewing their salaries. The Committee noted a number of achievements in 2001. The Company reported increasing production during the year. Cash flow increased 37% to $132 million. Net income totaled $9 million in 2001. Excluding the $42 million impairment and reserve for bad debts caused by falling commodity prices at year-end, the Company would have reported a record net income of $42 million after considering deferred income taxes. In the course of the year, $71 million of debt and convertible securities were retired, eliminating 15% of the Company's fixed income securities. Stockholders' equity rose 33% to $245 million. In light of these and other factors, Mr. Edelman was awarded 154,143 shares of restricted Common Stock in lieu of a cash bonus, which were placed in his deferred compensation account. The restricted shares will vest on January 2, 2003. The bonus was awarded in recognition of Mr. Edelman's substantial involvement in directing the Company and the strategy employed to allow it to recover from the financial reversals of the past few years. Mr. Edelman's salary was maintained at $350,000. On April 1, 2002, Mr. Edelman was granted 250,000 options with a $5.19 exercise price under the Stock Option Plan. Mr. Pinkerton was awarded a $260,000 cash bonus. Mr. Pinkerton's bonus was awarded in recognition of his role in the success of the Great Lakes joint venture and numerous improvements made in the Company's performance during the year. Mr. Pinkerton's salary was maintained at $350,000. On April 1, 2002, Mr. Pinkerton was granted 175,000 options with a $5.19 exercise price under the Stock Option Plan.

     Decisions on the bonuses and salary increases for other Executives were influenced by the Company's overall performance as well as the performance of the individual Executive and their success in attaining performance goals. Additional stock options were granted to Messrs. Edelman and Pinkerton by the Committee in 2002 over the amounts granted in prior years in order to (i) align Executive compensation with the same interests as the stockholders, (ii) place more of the Executive's compensation in the form of incentive compensation, and
(iii) increase the incentive portion of compensation in alignment with other peer companies. The Committee intends to review the option awards to other employees of the Company in view of the compensation arrangements of peer companies and may grant additional options to other employees. Based upon historical data of peer companies, it appears that the Company has not granted stock options in the same proportion as other peer companies as part of its compensation arrangements.

     This report has been furnished by the members of the Compensation
Committee.

                                                  Robert E. Aikman, Chairman
                                                  Allen Finkelson
                                                  Alexander P. Lynch
                                                  James E. McCormick


                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph is included in accordance with the SEC's executive compensation disclosure rules. This historic stock price performance is not necessarily indicative of future stock performance. The graph compares the change in the cumulative total return of the Common Stock, the Dow Jones Secondary Oils Index, and the S&P 500 Index for the five years ended December 31, 2001. The graph assumes that $100 was invested in Common Stock and each index on December 31, 1996.


                    Comparison of Five Year Cumulative Return


                                [GRAPHIC OMITTED]

                                                                  As of December 31
                                        1996         1997          1998         1999        2000         2001
                                      ---------   ----------    ----------    --------    ---------    ---------
Range Resources Corporation             $ 100       $  95          $ 20         $ 19        $ 40         $ 27
DJ Secondary Oils                         100         105            75           83          71           64
S&P 500                                   100         131           166          199         178          155



                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. The Committee is composed of four non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board, in its business judgment, has determined that all members of the Committee are "independent" as required by the NYSE.

     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The

Company's independent auditors, Arthur Andersen LLP, are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Committee held two meetings during 2001. The meetings were designed, among other things, to facilitate and encourage communication between the Committee, management and Arthur Andersen. We discussed with the auditors the overall scope and plans for their audit. We met with the auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We have reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with management and Arthur Andersen. We also discussed with the auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. The auditors provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and we discussed with them their independence from the Company. When considering Arthur Andersen's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Arthur Andersen for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities discussed in this report and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Range Resources Corporation's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Arthur Andersen LLP is in fact "independent."

     This report has been furnished by the members of the Audit Committee.

                                                  Anthony V. Dub, Chairman
                                                  Robert E. Aikman
                                                  V. Richard Eales
                                                  Alexander P. Lynch

Independent Accountants

     The Company and the Audit Committee have not made a final decision concerning the selection of independent auditors for 2002. The Company and the Committee continue to consult with Arthur Andersen concerning their ability to continue to perform such services. As in past years, it is not the Company's practice to have the Stockholders approve a recommendation for independent accountants since such approval is not required by the SEC and is a direct responsibility of the Audit Committee, the members of which are all independent outside directors. The Audit Committee expects to make a recommendation to the Board of Directors with respect to the Company's independent auditors for 2002 during the second or third quarter of this year. The Audit Committee will make its recommendation to the Board, in consultation with management of the Company, based on a number of factors, including, among others, the expertise and experience Arthur Andersen has with independent exploration and production companies, the caliber of the personnel working on the Company's engagement and the cumulative specific experience gained by Arthur Andersen with the Company and its operations over the last twenty years.

Audit Fees

     The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with their audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q (including its pro rata part of similar fees charged to Great Lakes) for the 2001 fiscal year were $237,500.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by Arthur Andersen LLP in 2001 relating to financial information systems design and implementation.

All other fees

     The aggregate fees for all other services rendered by Arthur Andersen LLP in 2001 were $221,590 and were related to tax planning and compliance matters and accounting and tax loan staff.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Edelman, Chairman of the Company, also serves as an executive officer and is a major shareholder of Patina Oil & Gas Corporation, a publicly traded independent oil company headquartered in Denver, Colorado. In addition, Mr. Edelman is Chairman of Bear Cub Investments, LLC, a privately-held marketer of natural gas liquids and other petroleum products also headquartered in Denver. The Company, Patina and Bear Cub have never had any business dealings and have never held interests in any of the same properties or operations.


                      PROPOSAL 2 - APPROVAL OF AN AMENDMENT
                     TO THE COMPANY'S 1999 STOCK OPTION PLAN

Proposed Amendment

     Subject to Stockholder approval, the Board of Directors has approved an amendment to Article V(a) of the 1999 Stock Option Plan (the "Stock Option Plan") to (a) increase the number of shares of common stock authorized to be issued under the Stock Option Plan from 3,400,000 shares to 6,000,000 and (b) solely for the purpose of Section 162(m) of the Internal Revenue Code, setting the limit for the number of awards granted to one individual from 250,000 during a calendar year to 500,000. A complete copy of the proposed amendment is attached as Exhibit A and a full copy of the Amended and Restated 1999 Stock Option Plan is attached as Exhibit B. The statements made in this Proxy Statement regarding the amendment to the Company's Stock Option Plan should be read in conjunction with and are qualified in their entirety by reference to Exhibits A and B.

Description of the Stock Option Plan

     All employees, directors and consultants of the Company are eligible to receive awards consisting of stock options and stock appreciation rights (collectively the "Incentive Awards") under the Stock Option Plan. The Plan does not include restricted stock awards. The Stock Option Plan is intended as an incentive to attract and help retain key personnel and to reward them for making contributions to the Company. Currently, an aggregate of 3,400,000 shares of Common Stock may be issued under the Stock Option Plan. Further, solely for
Section 162(m) purposes of the Internal Revenue Code, no more than 250,000 shares of Common Stock may be subject to Incentive Awards granted to any one individual during any calendar year under the Plan. The preceding numbers may be adjusted upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

Administration

     The Compensation Committee of the Board administers the Stock Option Plan. The Committee complies with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee consists of two or more outside directors (within the meaning of Section 162(m) of the Code). Subject to the provisions of the Stock Option Plan, the Committee is authorized to determine the type or types of Incentive Awards made to each participant and the terms, conditions and limitations applicable to each. In addition, the Committee has the power to interpret the Stock Option Plan, to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Stock Option Plan. When granting Incentive Awards, the Committee considers such factors as an individual's duties and their present and potential contributions to the success of the Company.

Eligibility

     The selection of eligible participants is at the discretion of the Committee. Currently, approximately 150 employees, five outside directors and an undetermined number of consultants would be eligible to participate in the Stock Option Plan.

Termination

     The Stock Option Plan was effective on March 24, 1999. No further awards may be granted under the Stock Option Plan after ten years, and the Plan will terminate once all Incentive Awards have been satisfied or have expired. The Board may, however, terminate the Stock Option Plan at any time without prejudice to the holders of any then outstanding Incentive Awards.

Benefits Offered

     An option is the right to purchase a share of Common Stock at a price (the "Exercise Price") fixed at date of grant. Options granted pursuant to the Plan may either be "incentive stock options" within the meaning of Section 422 of the Code or options that do not constitute incentive stock options ("non-qualified stock options"). Options become exercisable on dates established by the Committee (but not more than ten years from date of grant in the case of incentive stock options). The Exercise Price and the number of options is determined by the Committee but the Exercise Price may not be set at less than fair market value of the Common Stock on the date of grant. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a subsidiary, the term of the option will not exceed five years, and the Exercise Price will be at least 110% of the fair market value of the Common Stock on date of grant. The Committee designates whether options are incentive stock options or non-qualified stock options at date of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares must be non-qualified stock options. The Exercise Price may, at the discretion of the Committee, be paid in cash, other shares of Common Stock, or by a combination of cash and Common Stock. The Plan also allows the Committee, to establish procedures pursuant to which a recipient may affect a "cashless" exercise of options through a brokerage firm. All options are evidenced by written agreements containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. No incentive stock option is transferable other than by will or the laws of descent and distribution, and only the employee or his guardian or legal representative may exercise any option during the employee's lifetime.

     Stock appreciation rights are rights to receive, without payment to the Company, cash or shares of Common Stock with a value determined by reference to the difference between the exercise price of the stock appreciation right and the fair market value of the Common Stock at date of exercise. The exercise price of a stock appreciation right must be determined by the Committee but at no less than the fair market value of the Common Stock on date of grant (or such greater exercise price as may be required in regard to a stock appreciation right granted in connection with an incentive stock option). A stock appreciation right may be exercised at such times as determined by the Committee.

Transferability of Benefit

     Unless otherwise determined by the Committee, Incentive Awards (other than incentive stock options) are not transferable except by will or by laws of descent and distribution or by a qualified domestic relations order. Incentive stock options may only be transferred by will or the laws of descent and distribution. The Plan provides that stock options and stock appreciation rights may be granted in substitution for stock options held by officers and employees of other corporations who are about to, or who have, become employees of the Company or an affiliate as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or a subsidiary.

Amendment to the Plan

     The Board has the right to amend, modify, suspend or terminate the Plan, except that it may not, (a) amend the Plan to increase the number of shares of Common Stock that may be issued under the Plan or (b) change the class of individuals eligible to receive Incentive Awards, without an affirmative vote of a majority of the votes cast at a Stockholder meeting; provided, further under NYSE rules that the total vote cast at the meeting represents over 50% of all the securities entitled to vote on the proposal.

Change of Control

     The Plan provides that, upon a Change of Control (as hereinafter defined), and except as provided in any Incentive Award agreement, outstanding Incentive Awards immediately vest and become exercisable or satisfiable, as applicable. Any Incentive Award that is a stock option will continue to be exercisable for the remainder of its applicable option term. However, the Compensation Committee in its discretion may cancel Incentive Awards and make payments in cash or adjust the Incentive Awards to reflect the Change of Control. The Plan provides that a Change in Control occurs if the Company (a) is dissolved and liquidated,
(b) is not the surviving entity in any merger or consolidation, (c) sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock or (e) if after a contested election of directors, the persons who were directors before the election cease to constitute a majority of the Board.

Federal Income Tax Consequences

     The following discussion of tax considerations relating to options describes only certain U.S. federal income tax matters. No consideration has been given to the effects of state, local or other tax laws on the Stock Option Plan or Incentive Award recipients. The discussion is general in nature and does not take into account a number of considerations that may apply to a particular recipient's circumstances.

     Non-Qualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the recipient upon the grant of a non-qualified stock option (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by making a grant. Generally, upon the exercise of a non-qualified stock option, the recipient will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the fair market value of the shares on the date of exercise less the option price paid. In the case of the exercise of a stock appreciation right, the recipient will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the recipient. Upon the exercise of a non-qualified stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the recipient assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received when a non-qualified stock option or a stock appreciation right is exercised, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the recipient subject to certain restrictions, then the taxable income realized, unless the recipient elects otherwise, and the Company's tax deduction (assuming any federal income tax reporting requirements are satisfied) is deferred and is calculated based on the fair market value of the shares when the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is a restriction if other shares have been purchased within six months of the exercise of a non-qualified stock option or stock appreciation right.

     Incentive Stock Options. The incentive stock options under the Stock Option Plan are intended to constitute "incentive stock options" within the meaning of
Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the recipient upon the grant or the exercise of an incentive stock option if the recipient does not dispose of shares acquired within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares.

     The holder of an incentive stock option may be subject to the alternative minimum tax ("AMT") in the year the incentive stock option is exercised. The difference between the fair market value of the stock on the exercise date and the exercise price is defined as preference income by the Code and are subject to an AMT calculation. The AMT calculation is made in the same tax year as the regular, ordinary income tax calculation. The option holder is required to generally pay the greater of the AMT or the ordinary income tax. In addition at the time the option holder sells the incentive stock option shares, the holder will (assuming the shares are held one year or more) be required to pay capital gains tax on the difference between the sale and exercise prices. This is true whether or not the recipient paid ordinary income tax or AMT during the year the option was exercised. If the recipient exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If a recipient disposes of shares acquired by the exercise of an incentive stock option prior to the end of the holding period, the recipient will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In this event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation recognized by the recipient. The amount treated as compensation is the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) less the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations, the Company's ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Stock Option Plan should not be limited by Section 162(m) of the Code.

     Inapplicability of ERISA. Based upon current law and published interpretations, the Company does not believe the Stock Option Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Outstanding Plan Benefits

     As of April 5, 2002, 56,875 shares have been issued pursuant to the exercise of options granted under the Plan. A total of 2,380,975 options have been granted and are outstanding under the Plan of which 300,258 are currently exercisable.

                             1999 Stock Option Plan

                                                                 Number of Options        Average Exercise
                      Name and Position                               Granted                   Price
-----------------------------------------------------------      ------------------       ----------------
Thomas J. Edelman, Chairman                                                                    $ 4.90
                                                                      370,000
John H. Pinkerton, President                                                                   $ 4.83
                                                                      295,000
Terry W. Carter, Executive Vice President                                                      $ 5.46
                                                                      210,000
Herbert A. Newhouse, Senior Vice President                                                     $ 4.35
                                                                       95,000
Rodney L. Waller, Senior Vice President                                                        $ 4.84
                                                                      155,000
Executive Group (7 persons)                                                                    $ 4.78
                                                                    1,345,000
Non-Executive Officers/Employee Group (162 persons)                                            $ 4.42
                                                                    1,272,800


Reason for the Proposed Amendment

     The purpose of increasing the number of options that may be granted under the Plan is to maintain the Company's ability to attract and retain experienced and knowledgeable employees. Providing an equity interest in the Company gives them an incentive to perform and excel. The Board believes that equity-based incentives align the interests of management, employees and stockholders. Stock options are an important element in attracting and retaining employees. All full-time employees of the Company participate in the Stock Option Plan.

     Given the intense competition for talented individuals, the Company's ability to offer competitive compensation packages, including those with equity-based incentives is particularly important.

     If the Stockholders approve the amendment, the number of shares of Common Stock reserved for issuance under the Plan would be increased by 2,600,000 shares to a total of 6,000,000 shares. It is the Company's practice to grant options to new professionals and executives as they are hired and to all full-time employees when the annual performance-based compensation review is completed, generally in February or March of each year. During 1999, 2000, 2001 and so far during 2002, the Board has approved the issuance of 964,150, 643,200, 774,350, 1,140,250 options, respectively, under Plan. The Compensation Committee specifically approves all option grants to officers and the total of all stock options allowable to be granted each year to other employees. As of April 5, 2002, 56,875 shares have been issued pursuant to exercise of options granted under the Plan and 2,380,975 options have been granted and are currently outstanding under the Stock Option Plan.

     The increase in the number of authorized shares under the Plan is needed to allow it to continue to function and empower the Board with the ability to administer the Plan on a long-term basis by having a sufficient number of options available to develop a long-term compensation strategy. The Board believes that stock options clearly align the interest of the employee with the stockholder and only rewards the employee if the common stock grows in value. From an analysis of our peer companies, the number of stock options awarded to our executive officers is well below the average. The Board would like the ability to make larger, long-term awards to executives so that a significant portion of their compensation would be aligned with the stockholder in the form of stock options. Based upon historical data of peer companies, it appears that the Company has not granted stock options in the same proportion as other peer companies as part of its compensation arrangements. The Stockholders have approved increases in the total number of shares issuable under the Company's stock option plans by 5.4 million from 1995 through 2001. Given the 54 million shares currently outstanding, an increase of 2,600,000 million shares a year would constitute a maximum potential dilution of less than 5%.

     The 250,000 share limitation in the Plan for one individual during a calendar year is solely used in determining whether any compensation realized by an individual would be included in the amount in determining if an executive's annual compensation exceeds the $1,000,000 deductibility limitation under
Section 162(m) of the Code. The exercise of stock options which have been granted within the limitations approved by Stockholders are not counted toward the deductibility limitation. The number of shares recommended to be included in the Plan is arbitrary and the number is not specified in the Code. However, with the 250,000 share limitation each year, the Board does not feel that there is sufficient flexibility to accomplish its compensation objectives and has requested the change in the limitation for individual grants. The individual limitation does not preclude the Board from granting options in excess of the limit. Any options granted in excess of the limit when exercised could limit the amount of compensation that the Company could deduct for Federal income tax purposes. Therefore, if the limitation is not raised, the Company could lose the tax benefit of compensation paid to an executive.

Required Vote and Recommendation

     The affirmative vote of a majority of the Stockholders at the Meeting is required after considering any abstentions. See "Votes Required" and "Broker Non-Votes and Abstentions" for further details on voting procedures.

     The Board believes adoption of the Amendment is in the Company's best interest and recommends that the Stockholders vote FOR it.


                       SECURITY HOLDERS SHARING AN ADDRESS

     Only a single copy of the proxy statement is being delivered to multiple stockholders sharing a common address unless the Company receives contrary instructions from stockholders sharing a common address. Upon a written request to the Secretary of the Company at 777 Main Street, Suite 800, Fort Worth, Texas 76102, or an oral request made to Karen Giles at (817) 810-1938, the Company will deliver promptly a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written request to the same address or an oral request to the above telephone extension (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company's annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.


           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Copies of such reports are required to be furnished to the Company.

     Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2001.


                                 OTHER BUSINESS

     Management knows of no other business that will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

     It is expected that representatives of Arthur Andersen LLP will be present at the Meeting with an opportunity to make a statement if they wish and to respond to questions from Stockholders.


                                  ANNUAL REPORT

     The Annual Report for the year ended December 31, 2001 accompanies this Proxy Statement. The Annual Report is not a part of the proxy soliciting material.


                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any Stockholder desiring to present a Stockholder proposal at the 2003 Annual Meeting and to have the proposal included in our proxy statement must send it to the Secretary of the Company at 777 Main Street, Suite 800, Fort Worth, Texas 76102 so that it is received on or before December 23, 2002. All such proposals should be in compliance with the Securities and Exchange Commission regulations. We will only include in the proxy materials those Stockholder proposals that we receive prior to the deadline and that are proper for Stockholder action.

     Any Stockholder who desires to present proposals to our Annual Meeting in 2003 but does not wish to have the proposals included in our proxy statement for the meeting must submit those proposals to the Secretary of the Company no later than March 6, 2003. If we do not receive proposals by that time, the persons named in the proxies we solicit for the 2003 Annual Meeting will vote their proxies in their discretion in regard to the proposals.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Rodney L. Waller
                                              Secretary

                                                                       Exhibit A

                               WITH RESPECT TO THE
                        COMPANY'S 1999 STOCK OPTION PLAN

     RESOLVED, that, subject to Stockholder approval, the Board of Directors authorizes and approves an amendment to Article V(a) of the 1999 Stock Option Plan to (a) increase the amount of Common Stock reserved for issuance under the Plan from 3,400,000 to 6,000,000 shares and (b) solely for the purpose of
Section 162(m) of the Internal Revenue Code, setting the limit for the number of awards granted to one individual from 250,000 during a calendar year to 500,000. The Board recommends approval of the amendment at the next regular Stockholders' meeting:


                               V. GRANT OF AWARDS;
                           SHARES SUBJECT TO THE PLAN

     (a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 6,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. For the sole purpose of complying with the compensation deduction limitations set forth in section 162(m) of the Code, no single individual may, in any given calendar year, receive Awards which relate to in excess of 500,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or repriced.

                                                                       Exhibit B


                           RANGE RESOURCES CORPORATION


                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN


                                   I. PURPOSE

     The purpose of the RANGE RESOURCES CORPORATION AMENDED AND RESTATED 1999 STOCK OPTION PLAN (the "Plan") is to provide a means through which RANGE RESOURCES CORPORATION, a Delaware corporation (the "Company"), and its affiliates may attract able persons to serve as directors or to enter the employ of the Company and its affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the Plan provides for granting Incentive Stock Options (subject to the provisions of Paragraph VII(c)), options which do not constitute Incentive Stock Options, Stock Appreciation Rights or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant or director as provided herein.


                                 II. DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust or other organization in which the Company owns, directly or indirectly, a 50% or more beneficial ownership interest.

(b) "Award" means, individually or collectively, any Option or Stock Appreciation Right.

(c) "Award Agreement" means any Option Agreement or Stock Appreciation Rights Agreement.

(d)      "Board" means the Board of Directors of the Company.

(e) "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(f) "Change of Control Value" shall mean (i) the per share price offered to Stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to Stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or
         (iii) if the Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee. In the event that the consideration offered to Stockholders of the Company in a Change of Control consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h) "Committee" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) comprised solely of two or more "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

(i)      "Company" means Range Resources Corporation, a Delaware corporation.

(j) "Consultant" means any person who is not an employee and who is providing advisory or consulting services to the Company or any Affiliate.

(k) "Director" means an individual elected to the Board by the Stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(l) An "employee" means any person (including an officer or a Director) in an employment relationship with the Company or any Affiliate.

(m) "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Stock reported on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(n) "Holder" means an employee, Consultant or Director who has been granted an Award.

(o) "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

(p)      "1934 Act" means the Securities Exchange Act of 1934, as amended.

(q) "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Options that do not constitute Incentive Stock Options to purchase Stock.

(r) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

(s) "Plan" means the Range Resources Corporation 1999 Stock Option Plan, as amended from time to time.

(t) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(u) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(v) "Stock" means the common stock, par value $0.01 per share, of the Company.

(w) "Stockholder" means a holder of Stock or other security of the Company, and with respect to any matter requiring Stockholder approval, the term "Stockholder" shall mean a holder of Stock or other Company security entitled to vote on such matter.

(x) "Stock Appreciation Right" means an Award granted under Paragraph VIII of the Plan.

(y) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the Stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement, no Option or Stock Appreciation Right granted on or after the effective date of the Plan shall be exercisable prior to such Stockholder approval. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                               IV. ADMINISTRATION

     (a) Committee. The Plan shall be administered by the Committee.

     (b) Powers. Subject to the express provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award, and the number of shares of Stock which may be issued under each Option or Stock Appreciation Right. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, Consultants or Directors, their present and potential contribution to the success of the Company and its Affiliates and such other factors as the Committee in its discretion shall deem relevant.

     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

                               V. GRANT OF AWARDS;
                           SHARES SUBJECT TO THE PLAN

     (a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 3,400,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to Awards granted to any one individual during any calendar year may not exceed 250,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or repriced.

     (b) Stock Offered. The Stock to be offered pursuant to the grant of an Award may, at the discretion of the Committee, be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

                                 VI. ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are employees (including officers and Directors who are also employees) Consultants or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or an Option that is not an Incentive Stock Option, a Stock Appreciation Right or any combination thereof.

                               VII. STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative. Notwithstanding any provision in the Plan or in any Option Agreement, (1) no Incentive Stock Option shall be granted after the expiration of 12 months from the date of the adoption of the Plan by the Board unless the Plan has been approved by the Stockholders of the Company within such 12-month period in a manner that satisfies the requirements of section 422 of the Code and (2) any Option granted prior to the expiration of such 12-month period that was intended to constitute an Incentive Stock Option shall constitute an Option that is not an Incentive Stock Option if the Plan has not been approved by the Stockholders of the Company within such 12-month period in a manner that satisfies the requirements of section 422 of the Code.

     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of employment or membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, (i) in cash or (ii) by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option pursuant to procedures established by the Committee (as the same may be amended from time to time). Such Option Agreement may also include, without limitation, provisions relating to (1) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, (2) tax matters (including provisions (A) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal, state or local income tax withholding requirements and (B) dealing with any other applicable employee wage withholding requirements), and (3) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (e) Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, subject to adjustment as provided in Paragraph IX, such purchase price shall not be less than the Fair Market Value of a share of Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company in a manner specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock

Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

     (f) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a Stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

     (g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or an Affiliate of stock of the employing corporation with the result that such employing corporation becomes an Affiliate.

                         VIII. STOCK APPRECIATION RIGHTS

     (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares of Stock under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or membership on the Board, as applicable, on the exercisability of the Stock Appreciation Rights.

     (b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)), and (ii) shall be subject to adjustment as provided in Paragraph IX.

     (c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

     (d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee. In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered.


                     IX. RECAPITALIZATION OR REORGANIZATION

     (a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

     (b) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and other securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

     (c) In the event of a Change of Control, and except as provided in any Award Agreement, outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and any Awards that are Options shall continue to be exercisable for the remainder of the applicable Option term. Notwithstanding the foregoing, the Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price, if applicable, under such Award for such share. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

     (d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, a Change of Control or other relevant changes in capitalization or distributions to the holders of Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, any outstanding Awards and any Award Agreements shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock or distribution to the holders of Stock, the aggregate number of shares available under the Plan (and the aggregate number of shares that may be granted to any one individual) may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the Stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (f) Any adjustment provided for in the above Subparagraphs shall be subject to any required Stockholder action.

     (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.


                    X. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made that would materially impair the rights of the Holder without the consent of the Holder and provided, further, that the Board may not, without approval of the Stockholders holding a majority of the votes cast at a duly called meeting of Stockholders, amend the Plan (a) to increase the maximum aggregate number of shares of Stock that may be issued under the Plan, (b) to change the class of individuals eligible to receive Awards under the Plan or (c) amend the provisions of this Paragraph X.


                               XII. MISCELLANEOUS

     (a) No Right to an Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee or Director any right to be granted an Award or any other rights hereunder except as may be evidenced by an Option Agreement or Stock Appreciation Rights Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time. Nothing contained in the Plan shall confer on any Director any right with respect to continuation of membership on the Board.

     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, Director, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the written consent of the Committee, which may be granted in the discretion of the Committee in accordance with any applicable transfer restrictions under the Securities Act of 1933.

     (f) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet the requirements of Rule 16b-3 so that any transaction under the Plan involving a grant, award, or other acquisition from the Company or disposition to the Company is exempt from
Section 16(b) of the 1934 Act. If any provision of the Plan or any such Award would result in any such transaction not being exempt from Section 16(b) of the 1934 Act, such provision or Award shall be construed or deemed amended so that such transaction will be exempt from Section 16(b) of the 1934 Act.

     (g) Facsimile Signature. Any Award Agreement or related document may be executed by facsimile signature. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Award Agreement or related document shall have ceased to be such officer before the related Award is granted by the Company, such Award may nevertheless be issued by the Company with the same effect as if such person were such officer at the date of grant.

     (h) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

                               Form of proxy card



FRONT:
------

PROXY                                                                      PROXY

                           RANGE RESOURCES CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
              For The Annual Meeting of Stockholders - May 23, 2002

The undersigned hereby appoints John H. Pinkerton and Rodney L. Waller, and each of them, his/her true and lawful agents and proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which the undersigned has power to vote, with all powers which the undersigned possess if personally present, at the Annual Meeting of Shareholders of Range Resources Corporation to be held on May 23, 2002, and at any adjournments thereof.

1. To elect a board of eight Directors, each for a one-year term: The nominees of the Board of Directors are:
      Robert E. Aikman, Anthony V. Dub, V. Richard Eales, Thomas J. Edelman, Allen Finkelson, Jonathan S. Linker, Alexander P. Lynch, and John H. Pinkerton.

2. Approval of the Amendment to the Company's 1999 Stock Option Plan.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side)


REVERSE SIDE:
-------------

                         RANGE RESOURCES CORPORATION
         The Board of Directors recommends a vote FOR Proposals 1 and 2

1. Election of Directors     For     Withheld    For All
     (see reverse)           All       All        Except   _________________


2. Approval of an Amendment to the Company's     For   Against    Abstain
   1999 Stock Option Plan.
                                                 ---     ---        ---


           Area reserved for
             Name & Address
                                           Date:                          2002
                                                 ------------------------,
                                           Signature(s)
----------------------------------------

                                           Signature(s)
----------------------------------------



A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted "FOR" both Proposals listed in the Notice of Annual Meeting of Stockholders and any other business as may properly come before the Meeting or any adjournment or postponement thereof. If the Company proposes to adjourn the Meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the Meeting. NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such.